Exhibit 99.1

Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Fourth Quarter Fiscal 2013 Results
Orders Increase Sequentially
PORTLAND, Ore. – May 7, 2013 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2013 fourth quarter and year ended March 30, 2013. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring and valuation allowance charges, and other items.
Revenue in the fourth quarter was $39.6 million, compared to $37.9 million in the third quarter of 2013 and $45.5 million in the fourth quarter of last fiscal year. On a GAAP basis, net loss was $65.8 million or $2.23 per share, compared to net income of $6.8 million or $0.23 per share in the prior quarter. Fourth quarter results included a $25.7 million charge related to restructuring and asset write-offs, and a $46.9 million charge related to a valuation allowance recorded against US deferred tax assets. On a non-GAAP basis, fourth quarter net loss was $1.0 million or $0.03 per share, compared to net loss of $1.5 million or $0.05 per diluted share in the third quarter of fiscal 2013 and loss of $1.9 million or $0.06 per diluted share in the fourth quarter of fiscal 2012.
“During the quarter we continued to transform the company toward our growth initiatives in laser microfabrication for smart consumer electronics and announced a restructuring plan to improve efficiency,” stated Nick Konidaris, president and CEO of ESI. “The result will be a leaner and more focused company better able to drive profitable growth.”
Orders for the fourth quarter increased to $44.1 million, compared to $26.3 million in the prior quarter. Konidaris continued, “In addition to increased demand for our interconnect products, we also received the first orders for our new DiamondBlaze™ series of glass cutting systems.”
GAAP gross margin reflected the inventory and asset write-offs that were part of the corporate restructuring program. Non-GAAP gross margin was 42.2% compared to 39.9% in the prior quarter. Operating expenses were $24.7 million, well above last quarter due to the restructuring and asset write-off charges in the fourth quarter and the patent settlement expense credit in the prior quarter. On a non-GAAP basis operating expenses remained relatively flat sequentially at $19.4 million. Non-GAAP operating loss was $2.7 million compared to a loss of $3.9 million in the third quarter.
Full Year Fiscal 2013 Results
Fiscal 2013 revenue was $217 million, down 15% compared to $254 million in fiscal 2012. On a GAAP basis, fiscal 2013 net loss was $54.7 million or $1.86 per diluted share, compared to net income of $4.9 million or $0.17 per diluted share in the prior year. On a non-GAAP basis, net income was $6.4 million or $0.21 per diluted share, compared to net income of $15.9 million or $0.54 per diluted share in 2012. Konidaris added, “In fiscal 2013 we felt the full impact of a prolonged slump in capital spending on new capacity for LED, passive components and memory repair. At the same time, our advanced microfabrication business remained robust following record levels last year. Looking to fiscal 2014, we expect our focus on laser microfabrication for smart consumer electronics to drive revenue and earnings growth.”
Balance Sheet and Cash Flow
At quarter end, cash and investments fell by $13.7 million from the previous quarter to $157.4 million. The company used $10.4 million in operating cash during the quarter primarily due to increased receivables on timing of shipments in the quarter. For the fiscal year, operating cash flow was $17.1 million.
Acquisition of Semiconductor Systems Business from GSI Group
After the quarter ended the company announced it had entered into an agreement to acquire the Semiconductor Systems business from GSI Group, Inc. The transaction closed on May 3, 2013, and it brings together two of the preeminent providers

ESI Announces Fourth Quarter and Fiscal 2013 Results

of laser manufacturing systems serving the semiconductor industry. Konidaris stated, "With complementary capabilities but almost no product overlap, this acquisition broadens our product portfolio and allows ESI to provide a more complete set of laser-based manufacturing solutions to our customers."
First Quarter 2014 Outlook
Based on recent order levels, ESI expects revenues for the first quarter of fiscal 2014 to be in the mid to high $40 million range including revenues from the recent acquisition. Non-GAAP earnings per share is expected to be breakeven to slightly positive.
Konidaris concluded, “ESI is focused on the growth industries of smart consumer electronics, 3D semiconductor packaging and LED. We continue to pursue applications within those industries where our expertise in laser microfabrication can improve our customers' manufacturing yield, add new capabilities, increase their throughput and lower their cost. And with our acquisition of GSI's Semiconductor Systems business we have expanded our offerings and services to our customers. Laser microfabrication is a growing business, and our mission is to be the leading laser microfabrication company in the world.”
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 73379529. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through May 17, 2013, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 21331365. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.
Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, revenue, earnings growth and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; risks related to the integration of the Semiconductor Systems business acquired from GSI Group, Inc.; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2013 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2013 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Fiscal year ended
	Mar 30, 2013	Dec 29, 2012	Mar 31, 2012	Mar 30, 2013	Mar 31, 2012
Net sales	$39,574	$37,930	$45,492	$216,625	$254,229
Cost of sales	45,727	24,697	28,663	152,372	146,538
Gross profit	(6,153)	13,233	16,829	64,253	107,691
	(16%)	35%	37%	30%	42%
Operating expenses:
Selling, service and administration	13,578	11,696	13,231	56,051	58,555
Research, development and engineering	8,405	8,730	10,184	37,196	42,640
Restructuring costs	2,612	—	2,924	2,612	3,785
(Gain) loss on sale of property and equipment, net	—	(1,226)	966	(1,226)	966
Legal settlement costs (proceeds), net	103	(15,365)	—	(15,262)	550
Net operating expenses	24,698	3,835	27,305	79,371	106,496
Operating (loss) income	(30,851)	9,398	(10,476)	(15,118)	1,195
Non-operating income (expense):
Gain on sale of previously impaired auction rate securities	—	—	—	—	2,729
Interest and other income (expense), net	317	(5)	59	253	(437)
Total non-operating income (expense)	317	(5)	59	253	2,292
(Loss) income before income taxes	(30,534)	9,393	(10,417)	(14,865)	3,487
Provision for (benefit from) income taxes	35,217	2,625	(2,752)	39,851	(1,417)
Net (loss) income	$(65,751)	$6,768	$(7,665)	$(54,716)	$4,904
Net (loss) income per share—basic	$(2.23)	$0.23	$(0.26)	$(1.86)	$0.17
Net (loss) income per share—diluted	$(2.23)	$0.23	$(0.26)	$(1.86)	$0.17

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2013 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2013 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Mar 30, 2013	Dec 29, 2012	Mar 31, 2012
Assets
Current assets:
Cash and cash equivalents	$88,913	$47,240	$69,780
Restricted cash	—	22,269	22,269
Short-term investments	56,144	95,364	106,674
Trade receivables, net	31,779	18,614	32,744
Inventories	63,067	80,224	68,055
Shipped systems pending acceptance	1,007	359	1,360
Deferred income taxes, net	1,682	9,048	10,021
Other current assets	3,898	4,563	4,060
Total current assets	246,490	277,681	314,963
Non-current assets:
Non-current investments	12,329	6,253	23,046
Property, plant and equipment, net	27,894	30,253	32,103
Non-current deferred income taxes, net	3,766	32,880	36,489
Goodwill	7,889	7,889	4,014
Acquired intangible assets, net	9,088	12,059	8,332
Other assets	14,752	14,865	14,263
Total assets	$322,208	$381,880	$433,210
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,958	$12,511	$13,045
Accrued liabilities	24,930	23,340	21,635
Deferred revenue	10,196	6,520	10,751
Total current liabilities	52,084	42,371	45,431
Non-current income taxes payable	5,982	9,521	9,109
Shareholders' equity:
Preferred and common stock	176,631	174,113	168,143
Retained earnings	87,228	155,333	210,021
Accumulated other comprehensive income	283	542	506
Total shareholders' equity	264,142	329,988	378,670
Total liabilities and shareholders' equity	$322,208	$381,880	$433,210
End of period shares outstanding	29,583	29,497	28,970

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2013 Results

Electro Scientific Industries, Inc.
Analysis of Fourth Quarter and Fiscal 2013 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Fiscal year ended
	Mar 30, 2013	Dec 29, 2012	Mar 31, 2012	Mar 30, 2013	Mar 31, 2012
Sales detail:
Interconnect & Microfabrication Group	$22,988	$30,537	$31,720	$170,360	$166,477
Semiconductor Group	8,682	3,322	8,145	18,754	58,776
Components Group	7,904	4,071	5,627	27,511	28,976
Total	$39,574	$37,930	$45,492	$216,625	$254,229

Gross margin %	(16%)	35%	37%	30%	42%
Selling, service and administration expense %	34%	31%	29%	26%	23%
Research, development and engineering expense %	21%	23%	22%	17%	17%
Operating (loss) income %	(78%)	25%	(23%)	(7%)	0%
Effective tax rate %	(115%)	28%	26%	(268%)	(41%)
Weighted average shares outstanding - basic	29,540	29,434	28,931	29,357	28,749
Weighted average shares outstanding - diluted	29,540	30,043	28,931	29,357	29,461
End of period employees	579	655	627	579	627

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2013 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2013 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Fiscal year ended
	Mar 30, 2013	Dec 29, 2012	Mar 31, 2012	Mar 30, 2013	Mar 31, 2012
Net sales	$39,574	$37,930	$45,492	$216,625	$254,229
Gross profit per GAAP	$(6,153)	$13,233	$16,829	$64,253	$107,691
Add back:
Purchase accounting included in cost of sales	489	520	289	1,891	1,156
Equity compensation included in cost of sales	263	202	259	898	1,118
Charges for inventory write-off of discontinued product	19,765	1,168	1,982	20,933	1,982
Charges for intangibles write-off of discontinued product	2,347	—	—	2,347	—
Total non-GAAP adjustments to gross profit	22,864	1,890	2,530	26,069	4,256
Non-GAAP gross profit	$16,711	$15,123	$19,359	$90,322	$111,947
Non-GAAP gross margin	42.2%	39.9%	42.6%	41.7%	44.0%
Operating expenses per GAAP	$24,698	$3,835	$27,305	$79,371	$106,496
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	76	74	64	305	314
Research, development and engineering	47	47	47	188	188
Subtotal - purchase accounting included in operating expenses	123	121	111	493	502
Equity compensation included in operating expenses:
Selling, service and administration	1,073	979	1,150	5,330	8,244
Research, development and engineering	393	301	496	1,860	2,113
Subtotal - equity compensation included in operating expenses	1,466	1,280	1,646	7,190	10,357
Acquisition and integration costs included in operating expenses:
Selling, service and administration	—	27	—	886	—
Subtotal - acquisition and integration costs included in operating expenses	—	27	—	886	—
Other items excluded from operating expenses:
Restructuring costs	2,612	—	2,924	2,612	3,785
Legal settlement costs (proceeds), net	103	(15,365)	—	(15,262)	550
(Gain) loss on sale of property and equipment, net	—	(1,262)	966	(1,262)	966
Charges for asset write-off	1,006	—	—	1,006	—
Charges for engineering material write-off	—	—	199	—	199
Subtotal - other items excluded from operating expenses	3,721	(16,627)	4,089	(12,906)	5,500
Total non-GAAP adjustments to operating expenses	5,310	(15,199)	5,846	(4,337)	16,359
Non-GAAP operating expenses	$19,388	$19,034	$21,459	$83,708	$90,137
% of Net sales	49%	50%	47%	39%	35%
Operating (loss) income per GAAP	$(30,851)	$9,398	$(10,476)	$(15,118)	$1,195
Non-GAAP adjustments to gross profit	22,864	1,890	2,530	26,069	4,256
Non-GAAP adjustments to operating expenses	5,310	(15,199)	5,846	(4,337)	16,359
Non-GAAP operating (loss) income	$(2,677)	$(3,911)	$(2,100)	$6,614	$21,810
% of Net sales	(7%)	(10%)	(5%)	3%	9%
Non-operating income (expense), net per GAAP	$317	$(5)	$59	$253	$2,292
Non-GAAP adjustment for gain on sale of previously impaired auction rate securities	—	—	—	—	(2,729)
Non-GAAP adjustment for other litigation related costs	—	—	—	—	59
Non-GAAP non-operating income (expense)	$317	$(5)	$59	$253	$(378)
Net (loss) income per GAAP	$(65,751)	$6,768	$(7,665)	$(54,716)	$4,904
Non-GAAP adjustments to gross profit	22,864	1,890	2,530	26,069	4,256
Non-GAAP adjustments to operating expenses	5,310	(15,199)	5,846	(4,337)	16,359
Non-GAAP adjustments to non-operating expense	—	—	—	—	(2,670)
Income tax effect of valuation adjustments	46,916	—	—	46,916	—
Income tax effect of other non-GAAP adjustments	(10,319)	5,070	(2,565)	(7,508)	(6,999)
Non-GAAP net (loss) income	$(980)	$(1,471)	$(1,854)	$6,424	$15,850
% of Net sales	(2%)	(4%)	(4%)	3%	6%
Basic Non-GAAP net (loss) income per share	$(0.03)	$(0.05)	$(0.06)	$0.22	$0.55
Diluted Non-GAAP net (loss) income per share	$(0.03)	$(0.05)	$(0.06)	$0.21	$0.54

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Fourth Quarter and Fiscal 2013 Results

Electro Scientific Industries, Inc.
Fourth Quarter and Fiscal 2013 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Fiscal year ended
	Mar 30, 2013	Dec 29, 2012	Mar 31, 2012	Mar 30, 2013	Mar 31, 2012
Net (loss) income	$(65,751)	$6,768	$(7,665)	$(54,716)	$4,904
Non-cash adjustments and changes in operating activities	55,324	20,616	5,034	71,823	9,409
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(10,427)	27,384	(2,631)	17,107	14,313
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	54,534	10,447	6,857	70,747	(62,471)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,564)	(60,482)	(1,622)	(67,143)	1,242
Effect of exchange rate changes on cash	(870)	(1,065)	(381)	(1,578)	284
NET CHANGE IN CASH AND CASH EQUIVALENTS	41,673	(23,716)	2,223	19,133	(46,632)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	47,240	70,956	67,557	69,780	116,412
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$88,913	$47,240	$69,780	$88,913	$69,780

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com